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                                                               Exhibit No. 10(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 24 to the Registration Statement No. 33-35788 of our report dated February 15, 2002 on our audits of the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of the Homestead Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.




/s/PricewaterhouseCoopers LLP
Baltimore, Maryland
December 13, 2002